                                                          Exhibit 99.1

[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE

Contact:

Gary Larson
Chief Financial Officer
(510) 623-9400 x321


                  AEHR TEST SYSTEMS REPORTS FINANCIAL RESULTS
                         FOR FIRST QUARTER FISCAL 2014

Fremont, CA (September 26, 2013) - Aehr Test Systems (Nasdaq: AEHR), a worldwide supplier of semiconductor test and burn-in equipment, today announced financial results for the first quarter of fiscal 2014 ended August 31, 2013.

Total net sales were $3.8 million in the first quarter of fiscal 2014, compared with $3.3 million in the fourth quarter of fiscal 2013. The Company reported a net loss of $166,000, or $0.02 per diluted share, in the first quarter of fiscal 2014, compared to a net loss of $854,000, or $0.08 per diluted share for the fourth quarter of fiscal 2013.

Commenting on the results of the first quarter of fiscal 2014, Gayn Erickson, President and CEO of Aehr Test Systems said, "We are pleased to have exceeded our financial expectations for the quarter. Our revenue was nearly $500,000 greater than in the prior quarter. More importantly, we improved our bottom line by more than $650,000 to exceed cash break even for the quarter. A key factor that contributed to these results was the positive momentum we are achieving with our new Advanced Burn-in and Test System (ABTSTM), particularly in the automotive market segment where we see continued demand for more information and entertainment in addition to mission critical applications in traditional, hybrid, and electric automobiles."

Erickson continued, "The increasing demand that we are seeing for our products is reflected in our strong book-to-bill ratio for the quarter and our highest backlog in recent years. We continue to see strength in the automotive test and burn-in space. During the last few months, we announced orders for multiple ABTS systems as well as a follow-on
MAXTM test and burn-in system. These orders included production orders from a leading manufacturer of advanced logic ICs for automotive, embedded processing, digital signal processing and analog applications for our new ABTS-P system. The ABTS-P system offers optional high voltage power supplies required for power control devices for the rapidly growing electric/hybrid automotive markets. We expect to begin shipments of the new ABTS-P system during the next few months.


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Aehr Test Systems Reports First Quarter Fiscal 2014 Results
September 26, 2013
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"Interest in our new FOX products remains strong and, as previously announced, we have received multiple orders for the new FOX-1 Parallel Test system we are developing. These orders include development milestone events as well as delivery of multiple production test systems. We continue to expect initial shipments of this product during the first half of calendar 2014. At the same time we are working with potential customers in the definition of a new product in our FOX product line that extends the capabilities and capacity of our FOX multi-wafer test system."

Erickson concluded, "With our strong backlog and continued momentum that we are seeing in our ABTS and FOX markets, we are excited about our prospects for the year. We now expect to be profitable for the fiscal second quarter, as well as for fiscal 2014."

Management Conference Call
Management of Aehr Test will host a conference call and webcast today, September 26, 2013 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's first quarter fiscal 2014 operating results. The conference call will be accessible live via the internet at www.aehr.com. Please go to the website at least 15 minutes before start time to register, download and install any necessary audio software. A replay of the webcast will be available at www.aehr.com for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a worldwide provider of test systems for burning-in and testing logic and memory integrated circuits and has an installed base of more than 2,500 systems worldwide. Increased quality and reliability needs of the Automotive and Mobility integrated circuit markets are driving additional test requirements, capacity needs and opportunities for Aehr Test products in package and wafer level test. Aehr Test has developed and introduced several innovative products, including the ABTS and FOX families of test and burn-in systems and the DiePak(R) carrier. The ABTS system is used in production and qualification testing of packaged parts for both low-power and high-power logic as well as all common types of memory devices. The FOX system is a full wafer contact test and burn-in system used for burn-in and functional test of complex devices, such as leading-edge memories, digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's website at www.aehr.com.

Safe Harbor Statement
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on




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Aehr Test Systems Reports First Quarter Fiscal 2014 Results
September 26, 2013
Page 3 of 6



information available to Aehr Test as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. Forward-looking statements include statements regarding Aehr Test's expectations, beliefs, intentions or strategies regarding the future including statements regarding projected future customer orders; expected release and shipping dates for Aehr Test's new FOX systems; future market conditions; and projected profitability in fiscal 2014. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, general world economic conditions and events, the state of the semiconductor equipment market, our ability to maintain sufficient cash to support operations, acceptance by customers of our technologies, acceptance by customers of the systems shipped upon receipt of a purchase order, the ability of new products to meet customer needs or perform as described and our ability to successfully market a wafer-level test and burn-in system. See Aehr Test's recent 10-K and other reports from time to time filed with the U.S. Securities and Exchange Commission for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                       -Financial Tables to Follow-














































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Aehr Test Systems Reports First Quarter Fiscal 2014 Results
September 26, 2013
Page 4 of 6


                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Condensed Consolidated Statements of Operations
                        (in thousands, except per share data)
                                   (unaudited)

                                                    Three Months Ended
                                               ----------------------------
                                                Aug 31,   May 31,   Aug 31,
                                                 2013      2013      2012
                                               --------  --------  --------
Net sales                                      $ 3,752   $ 3,262    $ 4,832
Cost of sales                                    1,808     1,970      2,376
                                               --------  --------  --------
Gross profit                                     1,944     1,292      2,456
                                               --------  --------  --------
Operating expenses:
 Selling, general and administrative             1,420     1,504      1,789
 Research and development                          681       634        930
                                               --------  --------  --------
  Total operating expenses                       2,101     2,138      2,719
                                               --------  --------  --------
  Loss from operations                            (157)     (846)      (263)

Interest expense                                    (4)       (6)       (12)
Other (expense) income, net                        (34)       10        (19)
                                               --------  --------  --------
  Loss before income tax
  (benefit) expense                               (195)     (842)      (294)

Income tax (benefit) expense                       (29)       12          2
                                               --------  --------  --------
  Net loss                                     $  (166)  $  (854)    $ (296)


Less: Net income attributable to the
        Noncontrolling interest                     --        --         --

  Net loss attributable to Aehr Test           --------  --------  --------
        Systems common shareholders            $  (166)  $  (854)    $ (296)
                                               ========  ========  ========

Net loss per share
  Basic                                        $ (0.02)  $ (0.08)   $ (0.03)
  Diluted                                      $ (0.02)  $ (0.08)   $ (0.03)

Shares used in per share calculations:
  Basic                                         10,635    10,367      9,166
  Diluted                                       10,635    10,367      9,166




                                      -more-

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Aehr Test Systems Reports First Quarter Fiscal 2014 Results
September 26, 2013
Page 5 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    Reconciliation of GAAP and Non-GAAP Results
                      (in thousands, except per share data)
                                   (unaudited)

                                                        Three Months Ended
                                                    --------------------------
                                                     Aug 31,  May 31,  Aug 31,
                                                      2013     2013     2012
                                                    -------- -------- ---------
GAAP net loss                                       $  (166) $  (854) $  (296)
Stock based compensation expense                        143      174      169
                                                    -------- -------- --------
Non-GAAP net loss                                   $   (23) $  (680)  $ (127)
                                                    ======== ======== ========

GAAP net loss per diluted share                     $ (0.02) $ (0.08)  $(0.03)
                                                    ======== ======== ========
Non-GAAP net loss per diluted share                 $ (0.00) $ (0.07)  $(0.01)
                                                    ======== ======== ========
Shares used in diluted shares calculation            10,635   10,367    9,166
                                                    ======== ======== ========
Shares used in non-GAAP diluted shares calculation   10,635   10,367    9,166
                                                    ======== ======== ========

______________________________________________________________________


Non-GAAP net income is a non-GAAP measure and should not be considered a replacement for GAAP results. Non-GAAP net income is a financial measure the Company uses to evaluate the underlying results and operating performance of the business. The limitation of this measure is that it excludes items that impact the Company's current period net income. This limitation is best addressed by using this measure in combination with net income (the most comparable GAAP measure).



                                      -more-








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Aehr Test Systems Reports First Quarter Fiscal 2014 Results
September 26, 2013
Page 6 of 6

                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                         Condensed Consolidated Balance Sheets
                         (in thousands, except per share data)
                                     (unaudited)

                                                      August 31,    May 31,
                                                         2013        2013
                                                       --------    --------
ASSETS
Current assets:
  Cash and cash equivalents                             $ 2,435     $ 2,324
  Accounts receivable, net                                2,860       2,632
  Inventories                                             5,369       5,369
  Prepaid expenses and other                                456         197
                                                       --------    --------
      Total current assets                               11,120      10,522

Property and equipment, net                                 246         301
Other assets                                                 78         152
                                                       --------    --------
      Total assets                                      $11,444     $10,975
                                                       ========    ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Line of credit                                        $   947     $ 1,101
  Accounts payable                                        1,403       1,188
  Accrued expenses                                        1,437       1,440
  Customer deposits and deferred revenue, short-term      2,413       1,972
                                                       --------    --------
      Total current liabilities                           6,200       5,701

Income tax payable                                           76         109
Deferred lease commitment, net of current portion            80         103
Deferred revenue, long-term                                  36          68
                                                       --------    --------
     Total liabilities                                    6,392       5,981

Aehr Test Systems Shareholders' equity                    5,073       5,014
Noncontrolling interest                                     (21)        (20)
                                                       --------    --------
      Total shareholders' equity                          5,052       4,994
                                                       --------    --------
      Total liabilities and shareholders' equity        $11,444     $10,975
                                                       ========    ========








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